Universal Institutional Funds, Inc. - Global Tactical
Asset Allocation Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased: Altria Group Inc. 2.850%
due 8/9/2022
Purchase/Trade Date: 8/6/2012
Offering Price of Shares: $99.888
Total Amount of Offering: $1,900,000,000
Amount Purchased by Fund: $80,000
Percentage of Offering Purchased by Fund: 0.004
Percentage of Fund's Total Assets: 0.31
Brokers: Citigroup, Deutsche Bank Securities, JP
Morgan, Barclays, Credit Suisse, HSBC, Scotiabank,
Wells Fargo Securities, Banca IMI, Goldman, Sachs &
Co., Loop Capital Markets, Morgan Stanley, RBC,
Santander, The Williams Capital Group, L.P., US
Bancorp
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased: Wellpoint Inc. 3.300%
due 1/15/2023
Purchase/Trade Date: 9/5/2012
Offering Price of Shares: $99.663
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.06
Brokers: Citigroup, Credit Suisse, Deutsche Bank
Securities, BofA Merrill Lynch, UBS Investment Bank,
Wells Fargo Securities, JP Morgan, Morgan Stanley,
SunTrust Robinson Humphrey, US Bancorp, BB& T
Capital Markets, BNY Mellon Capital Makrets, LLC,
Fifth Third Securities, Inc., Huntington Investment
Company, Mitsubishi UFJ Securities, Mizuho
Securities, PNC Capital Markets LLC, SMBC Nikko
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased: Watson Pharmaceuticals Inc.
3.250% due 10/1/2022
Purchase/Trade Date: 9/27/2012
Offering Price of Shares: $99.165
Total Amount of Offering: $1,700,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.06
Brokers: BofA Merrill Lynch, Wells Fargo Securities,
Barclays, JP Morgan, Deutsche Bank Securities, DNB
Markets, HSBC, RBS, US Bancorp
Purchased from:  Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased: Watson Pharmaceuticals Inc.
4.625% due 10/1/2042
Purchase/Trade Date: 9/27/2012
Offering Price of Shares: $98.516
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $10,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.04
Brokers: BofA Merrill Lynch, Wells Fargo Securities,
Barclays, JP Morgan, Mizuho Securities, DNB
Markets, HSBC, RBS, US Bancorp
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased: GDF Suez S.A. 2.875%
due 10/10/2022
Purchase/Trade Date: 10/2/2012
Offering Price of Shares: $98.799
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: 0.003
Percentage of Fund's Total Assets: 0.11
Brokers: JP Morgan, RBS, BofA Merrill Lynch,
Citigroup, Mitsubishi UFJ Securities, BNP Paribas,
Credit Agricole CIB, Natixis, Societe Generale
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.

Securities Purchased: Abbvie Inc. 4.400%
due 11/6/2042
Purchase/Trade Date: 11/5/2012
Offering Price of Shares: $98.964
Total Amount of Offering: $2,600,000,000
Amount Purchased by Fund: $30,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.13
Brokers: Morgan Stanley, Barclays, BofA Merrill
Lynch, JP Morgan, Deutsche Bank Securities, RBS,
BNP Paribas, Societe Generale, Banca IMI, Goldman,
Sachs & Co., Handelsbanken Capital Markets, HSBC,
ING, Loop Capital Markets, Mitsubishi UFJ Securities,
Mizuho Securities, RBC Capital Markets, Santander,
Standard Chartered Bank, UBS Investment Bank, US
Bancorp, The Williams Capital Group, L.P.
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one
NRSRO.